Exhibit 24

POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby constitutes and appoints Barbara
Hale as the undersigned's true and lawful attorney-in-
fact to:
(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or director of UbiquiTel Inc. (the "Company"), Forms 3,
4, and 5
(including any amendments thereto) in accordance with
Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;
and

(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5
(including any amendments thereto), or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as
of this 21st day of May, 2004.
/s/ Donald A. Harris
Signature

Donald A. Harris
Print Name
2